As filed with the Securities and Exchange Commission on November 16, 2001
                                                     Registration No. 333-30876
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                              -------------------

                          DIGITAL INSIGHT CORPORATION
            (Exact name of registrant as specified in its charter)

                              -------------------

              Delaware                                77-0493142
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                                26025 Mureau Road
                           Calabasas, California 91302
                                 (818) 871-0000
         (Address and telephone number of principal executive offices)

                              -------------------

                  DIGITAL INSIGHT CORPORATION 1999 STOCK PLAN
                                  (AS AMENDED)
                           (Full titles of the plan)

                              -------------------

                                 Kevin McDonnell
  Senior Vice President, Finance & Administration and Chief Financial Officer
                           Digital Insight Corporation
                                26025 Mureau Road
                          Calabasas, California 91302
                    (Name and address of agent for service)

                              -------------------

  Telephone number, including area code, of agent for service: (818) 871-0000

                              -------------------

                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                           Proposed   Proposed
                                           maximum    maximum
Title of                    Amount         offering   aggregate   Amount of
securities                  to be          price      offering    registration
to be registered            registered(1)  per unit   price       fee
-------------------------------------------------------------------------------

Common Stock, $0.001 par     600,605(1)    $1.16(2)   $696,701(2) $183.93(2)(3)
value, to be issued upon
exercise of options granted
under the Digital Insight
Corporation 1999 Stock Plan
(as amended)
-------------------------------------------------------------------------------

   (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Digital Insight Corporation 1999 Stock Plan, as amended (the "Plan") may become subject to the Plan.

   (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $1.16 per share for outstanding options to purchase a total of 600,605 shares of Common Stock.

   (3) The total registration fee of $183.93 was previously paid upon the initial filing of this Registration Statement on February 22, 2000.

       The Exhibit Index for this Registration Statement is at page 9.
===============================================================================


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Digital Insight Corporation (the "Company" or "Registrant") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the Commission:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

      (c) The Registrant's Registration Statements on Form S-8 relating to the Plan, filed with the Commission on November 1, 1999 (File no. 333-90053) and July 26, 2001 (File no. 333-65914); and

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on September 27, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

      Inapplicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Inapplicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

      Inapplicable.

ITEM 8.    EXHIBITS

      See the attached Exhibit Index at page 9.

ITEM 9.    UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 15th day of November, 2001.


                               DIGITAL INSIGHT CORPORATION,
                               a Delaware corporation


                               By:            /S/   KEVIN MCDONNELL
                                    -------------------------------------
                                    Kevin McDonnell, Senior Vice President,
                                    Finance & Administration and Chief
                                    Financial Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John Dorman and Kevin McDonnell, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                           Date
---------                   -----                           ----

  /S/ JOHN DORMAN
------------------------    Chief Executive Officer and     November 15, 2001
John Dorman                 Chairman of the Board
                            (Principal Executive Officer)


  /S/ DALE R. WALKER
------------------------    President, Chief Operating      November 15, 2001
Dale R. Walker              Officer and Director


Signature                   Title                           Date
---------                   -----                           ----

  /S/ KEVIN MCDONNELL
-----------------------     Senior Vice President,           November 15, 2001
Kevin McDonnell             Finance & Administration
                            and Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)


  /S/ BETSY S. ATKINS
-----------------------      Director                        November 15, 2001
Betsy S. Atkins


  /S/ PAUL FIORE
-----------------------      Director                        November 15, 2001
Paul Fiore


  /S/ MICHAEL HALLMAN
-----------------------      Director                        November 15, 2001
Michael Hallman


  /S/ JAMES MCGUIRE
-----------------------      Director                        November 15, 2001
James McGuire


  /S/ ROBERT NORTH
-----------------------      Director                        November 15, 2001
Robert North


  /S/ MICHAEL R. SPLINTER
-----------------------      Director                        November 15, 2001
Michael R. Splinter


                                  EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit
-------                       ----------------------

4.1       Digital Insight Corporation 1999 Stock Plan and Related
          Agreements.(1)

4.2 Amendments Nos. 1, 2 and 3 to the Digital Insight Corporation 1999 Stock Plan.(2)

5.        Opinion of Counsel (opinion re legality).

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").


(1) Previously filed with the Commission as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (File no. 333-81547) and incorporated herein by this reference.

(2) Previously filed with the Commission as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.